UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

PSS WORLD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-23832

Florida	59-2280364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification Number)

4345 Southpoint Blvd.
Jacksonville, Florida	32216
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(904) 332-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 16, 2005, PSS World Medical, Inc. (the “Company”) issued a press release announcing that it promoted Gary A. Corless to the newly created position of Chief Operating Officer of PSS World Medical, effective immediately. The Company’s press release is filed as Exhibit 99.1 hereto and is incorporated herein.

Gary J. Nutter, formerly the President of Gulf South Medical Supply, Inc. (“Gulf South”) subsidiary of the Company, was appointed to be the Senior Vice President of Sales of Gulf South, effective immediately.

For further information required by this Item 5.02 concerning Mr. Corless’s experience and background, see the disclosures included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on August 1, 2005 under the heading “Management - Directors and Executive Officers”. The employment agreements for these individuals were amended on August 16, 2005 solely to reflect their new titles. For further information required by this Item 5.02 concerning Mr. Corless’s and Mr. Nutter’s employment agreements, see the disclosure included in the Company’s definitive proxy statement filed with the SEC on August 1, 2005 under the heading “Compensation of Executive Officers - Employment Contracts, Termination of Employment, and Change in Control Arrangements”.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 16, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 22, 2005

PSS WORLD MEDICAL, INC.

By: _/s/ David M. Bronson________________

Name:	David M. Bronson
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated August 16, 2005.